Exhibit 99.1

Investor Contact:	Andrea Rabney
Argot Partners
212.600.1902
andrea@argotpartners.com

Media Contact:	David Pitts
Argot Partners
212.600.1902
david@argotpartners.com

Enzon Reports Fourth-Quarter and Full-Year 2012 Results

PISCATAWAY, N.J. – March 18, 2013 – Enzon Pharmaceuticals, Inc. (Nasdaq: ENZN) today announced its financial results for the fourth quarter and full year 2012. For the three months ended December 31, 2012, Enzon reported a loss from continuing operations of $5.2 million, or $0.11 per diluted share, compared to a loss from continuing operations of $5.0 million, or $0.10 per diluted share, for the three months ended December 31, 2011. For the full year ended December 31, 2012, Enzon reported a loss from continuing operations of $2.8 million, or $0.06 per diluted share, compared to a loss from continuing operations of $20.8 million, or $0.40 per diluted share, for the full year ended December 31, 2011. For the year ended December 31, 2012, Enzon recorded $11.3 million of non-cash impairment charges primarily related to leasehold improvements representing the Company’s process development laboratory and related equipment. The charges were considered necessary in view of the Company’s December 2012 announcement of plans to suspend all clinical development activities. Consistent with this announcement, the Company has substantially suspended all clinical development activities with a goal of conserving capital.

Summary of Financial Results

Royalty Revenue

Revenues received from the Company’s royalty products for the three months ended December 31, 2012 were $10.5 million, compared to $9.8 million for the three months ended December 31, 2011. For the full year 2012, royalty revenues were $41.5 million, compared to $40.9 million for the full year 2011. Royalties on PEGINTRON, marketed by Merck & Co., Inc., continued to comprise the majority of the Company’s royalty revenue in 2012, and royalties on PEGINTRON in 2012 were flat compared to 2011. The increase in total royalty revenue in 2012 was driven almost entirely by a 65% increase in royalties on CIMZIA, which is marketed by UCB, compared to 2011. Royalty revenue on OMONTYS, marketed by Affymax, Inc. and Takeda Pharmaceutical Company Ltd., was recorded for the first time in 2012 and totaled $0.3 million. On February 23, 2013, Affymax and Takeda announced a nationwide voluntary recall of all lots of OMONTYS (peginesatide) injection to the user level as a result of new postmarketing reports regarding serious hypersensitivity reactions, including anaphylaxis, which can be life-threatening or fatal. This recall will negatively affect the Company’s future royalty revenues from OMONTYS.

Research and Development

The Company’s pipeline research and development expenses were $4.4 million for the three months ended December 31, 2012, compared to $9.1 million for the three months ended December 31, 2011. For the full year 2012, research and development expenses were $20.9 million, compared to $40.2 million in 2011.

General and Administrative

General and administrative expenses decreased to $3.2 million for the three months ended December 31, 2012, compared to $3.5 million for the three months ended December 31, 2011. For the full year 2012, the Company incurred general and administrative expenses of $14.5 million, compared to $17.3 million for the full year 2011. The decline in 2012 from 2011 was largely the result of a continued restructuring program.

Taxes

Income tax benefit in 2012 was primarily comprised of a state income tax benefit of $4.2 million related to the sale of New Jersey net operating losses and research and development credits.

Cash and Investments

Cash, cash equivalents and marketable securities totaled $196.7 million as of December 31, 2012, compared to $323.3 million as of December 31, 2011. The decrease of $126.6 million was primarily attributable to $87.3 million used to pay a special cash dividend of $2.00 per share of common stock in December 2012, $31.9 million, inclusive of transaction costs, used to repurchase shares of common stock during 2012, and $13.9 million used to retire $13.6 million in principal amount of the Company’s outstanding 4% convertible notes, which mature on June 1, 2013. The share repurchases were made pursuant to the Company’s $200.0 million share repurchase program. In light of our sale review process announced in December 2012, we have suspended repurchases under the share repurchase program and do not currently intend to resume repurchases under the share repurchase program.

About Enzon

Enzon Pharmaceuticals, Inc. is a biotechnology company that had been dedicated to the research and development of innovative therapeutics for patients with high unmet medical needs. Enzon receives royalty revenues on seven marketed products that utilize its proprietary Customized PEGylation Linker Technology (Customized Linker Technology®) platform, namely PegIntron®, Sylatron®, Macugen®, CIMZIA®, OMONTYS®, Oncaspar and Adagen.

In December 2012, the Company announced that its Board of Directors retained Lazard Frères & Co. LLC (“Lazard”) to act as financial advisor in a review of the possible sale or disposition of one or more corporate assets or a sale of the Company and that its Board of Directors established a special committee to oversee the sale review process. In connection with the sale review process, Enzon has substantially suspended all clinical development activities with a goal of conserving capital and maximizing value returned to its stockholders. The sale review process entails numerous significant risks and uncertainties. There can be no assurance that Enzon’s sale review process will result in any transaction.

Further information about Enzon and this press release can be found on the Company’s website at www.enzon.com.

Forward-Looking Statements

This press release contains, or may contain, forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release, other than statements that are purely historical, are forward-looking statements, which can be identified by the use of forward-looking terminology such as the words “believes,” “expects,” “may,” “will,” “should,” “potential,” “anticipates,” “plans,” or “intends” and similar expressions, including statements regarding the effect of the OMONTYS recall on Enzon’s future royalty revenues and statements regarding Enzon’s sale review process.

Such forward-looking statements are based upon management’s present expectations, objectives, anticipation, plans, hopes, beliefs, intentions or strategies regarding the future and are subject to known and unknown risks and uncertainties that could cause actual results, events or developments to be materially different from those indicated in such forward-looking statements. Such risks and uncertainties include, but are not limited to, risks relating to the OMONTYS recall and other factors affecting the commercial potential of OMONTYS, uncertainty regarding the timetable for the sale review process, the risk that the sale review process will not lead to any transaction, the risk that any transaction that is consummated would neither deliver anticipated benefits nor enhance stockholder value, the risk that the sale review process will disrupt Enzon’s management from its day-to-day responsibilities, the expectation that Enzon will incur significant costs, expenses and fees in connection the sale review process or any transaction that might result from the sale review process, the risk that the sale review process may result in Enzon’s inability to retain key employees or business partners, the risk that the market price of Enzon’s common stock may significantly fluctuate in response to developments in the sale review process or market speculation regarding such developments, and other risks and uncertainties that are contained in Enzon’s filings with the U.S. Securities and Exchange Commission. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. No assurance can be given that the future results covered by the forward-looking statements will be achieved. All information in this press release is as of the date of this press release and Enzon does not intend to update this information.

Enzon Pharmaceuticals, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Loss

(Unaudited; In thousands, except per share amounts)

	Three months ended
	December 31,		Year ended December 31,
	2012	2011	2012	2011
Revenues:
Royalties	$10,493	$9,782	$41,504	$40,923
Sale of in-process research and development	-	-	-	5,000
Contract research and development	(10)	52	126	1,431
Miscellaneous revenue	164	177	970	718
Total Revenues	10,647	10,011	42,600	48,072

Operating Expenses:
Research and development - pipeline	4,350	9,135	20,892	40,180
Research and development - specialty and contracted services	(10)	48	113	926
General and administrative	3,234	3,466	14,475	17,281
General and administrative - contracted services	-	1	-	115
Impairment of property and equipment	11,263	-	11,263	-
Restructuring charges	43	1,376	(177)	6,025
Total Operating Expenses	18,880	14,026	46,566	64,527

Operating loss	(8,232)	(4,015)	(3,966)	(16,455)

Other Income (Expense)
Investment income, net	191	484	2,578	1,735
Interest expense	(1,275)	(1,490)	(5,330)	(5,929)
Other, net	(10)	-	(200)	91
Total Other Expense	(1,094)	(1,006)	(2,952)	(4,103)

(Loss) from continuing operations before taxes	(9,326)	(5,021)	(6,918)	(20,558)
Income tax (benefit) expense	(4,168)	-	(4,135)	205
(Loss) from continuing operations	(5,158)	(5,021)	(2,783)	(20,763)

Net loss	$(5,158)	$(5,021)	$(2,783)	$(20,763)

(Loss) per common share - continuing operations
Basic	$(0.11)	$(0.10)	$(0.06)	$(0.40)
Diluted	$(0.11)	$(0.10)	$(0.06)	$(0.40)
(Loss) per common share - net (loss)
Basic	$(0.11)	$(0.10)	$(0.06)	$(0.40)
Diluted	$(0.11)	$(0.10)	$(0.06)	$(0.40)

Weighted-average shares outstanding - basic	44,116	48,289	46,735	51,910
Weighted-average shares outstanding - diluted	44,116	48,289	46,735	51,910
Special cash dividend paid per common share	$2.00	-	$2.00	-

Other Comprehensive Income (Loss):
Available-for-sale marketable securities:
Unrealized holding gains (losses) arising during period	(33)	(70)	1,037	(671)
Reclass. adj. (gains) losses incl. in net income (loss)	3	(21)	(957)	(240)
Total Other Comprehensive Income (Loss)	$(30)	$(91)	$80	$(911)

Comprehensive Income (Loss)	$(5,188)	$(5,112)	$(2,703)	$(21,674)

Enzon Pharmaceuticals, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited; In thousands, except share and per share amounts)

	December 31,	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$77,348	$104,324
Marketable securities	119,391	58,188
Other current assets	1,904	2,749
Total current assets	198,643	165,261

Property and equipment, net	1,138	16,802
Marketable securities	-	160,779
Other assets	-	367

Total Assets	$199,781	$343,209

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$776	$1,572
Accrued expenses and other current liabilities	5,688	13,692
Notes payable	115,849	-
Total current liabilities	122,313	15,264
Notes payable	-	129,499
Other liabilities	-	1,265
Total Liabilities	$122,313	$146,028

Stockholders' Equity:
Preferred stock - $0.01 par value, authorized 3,000,000 shares; no shares issued and outstanding at December 31, 2012 and December 31, 2011	$-	$-
Common stock - $0.01 par value, authorized 170,000,000 shares; issued and outstanding 43,674,170 shares at December 31, 2012 and 48,292,702 at December 31, 2011	437	483
Additional paid-in capital	224,796	341,760
Accumulated other comprehensive income	83	3
Accumulated deficit	(147,848)	(145,065)
Total Stockholders' Equity	$77,468	$197,181

Total Liabilities and Stockholders' Equity	$199,781	$343,209